Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  November 17, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2011, our wholly owned subsidiaries, RCI Dining Services (Stemmons), Inc. (“RCI Stemmons”), RCI Dining Services (Inwood), Inc. (“RCI Inwood”) and RCI Dining Services (Stemmons 2), Inc. (“RCI Dining”), entered into a Stock Purchase Agreement with Mr. Thanasi Mantas, Green Star, Inc. (“Green Star”), Fine Dining Club, Inc. (“Fine Dining”) and Blue Star Entertainment Inc. (“Blue Star”).  Green Star owns and operates an adult entertainment cabaret known as “Silver City Cabaret,” located at 7501 N. Stemmons Freeway, Dallas, Texas 75247.  Fine Dining has a concession to provide alcohol sales and services to Green Star at the Silver City Cabaret.  Blue Star holds a license to operate an adult cabaret at 1449 Inwood Road, Dallas, Texas 75247.  Mr. Mantas owns 100% of the stock of Green Star, Fine Dining and Blue Star.

Pursuant to the Stock Purchase Agreement, Mr. Mantas will sell all the stock of Green Star, Fine Dining and Blue Star to RCI Stemmons, RCI Dining and RCI Inwood, respectively, for the aggregate purchase price of $2,000,000 in the form of three promissory notes.  Each of the promissory notes will be payable over 11 years and have an adjustable interest rate of 5.5%.  The transaction will close on the later of January 2, 2012 or five business days after the purchasers have obtained all required licenses needed to operate the Silver City Cabaret and an adult cabaret to be located at 1449 Inwood Road.

Adelphi Group Ltd. (“Adelphi”) owns the real properties where the Silver City Cabaret is located, and PNYX Limited Partnership (“PNYX”) owns certain real properties at and adjacent to 1449 Inwood Road.   In transactions related to the Stock Purchase Agreement, Adelphi and PNYX each entered into a real estate purchase agreement with our wholly owned subsidiary, RCI Holdings, Inc. (“RCI Holdings”), whereby (i) Adelphi agreed to sell the real properties where the Silver City Cabaret is located to RCI Holdings for the aggregate purchase price of $6,500,000, including $300,000 in cash and $6,200,000 in the form of an adjustable 5.5% promissory note that is payable over 11 years, and (ii) PNYX agreed to sell certain real properties at and adjacent to 1449 Inwood Road for the aggregate purchase price of $3,500,000, including $1,200,000 in cash and $2,300,000 in the form of an adjustable 5.5% promissory note that is payable over 11 years.  The real estate transactions are to close contemporaneously with the Stock Purchase Agreement.

At closing of the above transactions, Mr. Mantas will enter into a Non-Competition Agreement providing for him to not compete with our subsidiaries by owning, participating or operating an establishment featuring adult entertainment within Dallas County and all contiguous counties.

The terms and conditions of the Stock Purchase Agreement and the real estate purchase agreements were the result of arm’s length negotiations between the parties.  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1.  Copies of the real estate purchase agreements with Adelphi and PNYX, respectively, are attached hereto as Exhibit 10.2 and Exhibit 10.3.  A copy of the press release relating to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement
10.2	Commercial Contract – Improved Property (with Adelphi)
10.3	Commercial Contract – Improved Property (with PNYX)
99.1	Press Release dated November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: November 21, 2011	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer